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                                   ADT LIMITED

                                    RULES OF

                       SENIOR EXECUTIVE SHARE OPTION PLAN

                      (adopted at a special general meeting
                      of the company held on October 4 1990
                   and amended pursuant to a resolution passed at a special general meeting of the company on August 9 1991)

                             Effective June 17 1991




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                                   ADT LIMITED
                       SENIOR EXECUTIVE SHARE OPTION PLAN

1.       DEFINITIONS

         In these Rules

         (a) the following words and expressions have the following meanings except where the context otherwise requires:-

                  "Company"            ADT Limited, a company incorporated in
                                       Bermuda;

                  "Control"            the meaning ascribed thereto in Section
                                       840 of the Income and Corporation Taxes
                                       Act 1988 of the United Kingdom;

                  "Date of Grant"      the date on which the Directors
                                       grant an Option in accordance with the
                                       terms of Rule 4;

                  "Directors"          the Board of Directors for the time being
                                       of the Company or a duly constituted
                                       committee thereof;

                  "Eligible
                  Employee"            any person holding Employment;

                  "Employment"         employment as an employee or director of,
                                       or employment under any other arrangement
                                       (such as a contract for services or a
                                       management services contract) whereby an individual's services are made available to a Participating Company or Companies;

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                  "Financial
                  Advisors"            such independent financial advisors as
                                       the Directors may from time to time
                                       appoint for the purpose of the Plan,
                                       including, if the Directors so appoint,
                                       the auditors for the time being of the
                                       Company;

                  "Group"              (i) the Company,

                                       (ii) all Subsidiaries which are under the Control of the Company and,


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                                       (iii)any other company in which the
                                       Company has a direct or indirect interest which the Directors consider is held on a long term basis for the purpose of securing a contribution to the Company's activities by the exercise of any control or influence arising from that interest.

                  "Issue or
                  Reorganization"      any capitalization issue, rights issue or
                                       other offer to the holders of Shares by
                                       way of rights or any consolidation,
                                       sub-division or reduction of capital by
                                       the Company, including a capitalization
                                       issue with cash option under Bye-Law 84A and a scrip dividend in lieu of cash under Bye-Law 84B of the Company's
                                       Bye-Laws;

                  "Option" the right granted or to be granted to a Participant on any particular Date of Grant to subscribe for Shares in accordance with the Rules of the Plan;

                  "Participant"        any person who has been granted an Option
                                       which has not lapsed in accordance with
                                       the provisions of Rule 5(c) and includes where the context so admits, the legal personal representatives of any such person;

                  "Participating
                  Company" any company within the Group which the Directors from time to time determine shall

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                                       be a Participating Company for the
                                       purposes of the Scheme;

                  "Plan" this plan, being the ADT Senior Executive Share Option Plan in its present form or with and subject to any amendment thereto effected in accordance with the Rules;

                  "Retirement"         cessation of Employment in circumstances
                                       which the Directors regard as retirement
                                       (whether at normal retirement age or at
                                       any other age);

                  "Share" a common share of US$0.10 in the capital of the Company;

                  "Subscription
                  Price" the price for the subscription of a Share comprised in any Option which, subject to Rule 6, is the higher of:

                                       (i) the nominal value of a Share, and
                                       (ii) an amount equal to the fair market
                                       value of a Share on the day prior to the Date of Grant of the Option ascertained in accordance with published prices and usual practice on such investment exchange or other facility on which Shares are traded as appears appropriate to the Directors Provided that any Option granted within one month of the approval of the Plan by the Company in general meeting may be granted at a subscription price of US$2.60 per Share;

                  "Subsidiary"         a company which is for the time being a
                                       subsidiary of the Company and
                                       "subsidiary" shall be construed in
                                       accordance with the Companies Act, 1985
                                       as amended by the Companies Act, 1989 of Great Britain;

(b) Words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

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(c)      Any reference to a statutory provision shall be deemed to include that provision as the same may from time to time hereafter be amended or re-enacted.

2.       ELIGIBILITY

No person shall be entitled as of right to participate in the Plan. Subject thereto, the Directors shall in their absolute discretion, subject to the Rules, decide from time to time which Eligible Employee or Employees shall have the opportunity to participate and the extent of the participation.

3.       LIMITS ON NUMBER OF SCHEME SHARES

The total number of Shares in respect of which Options may be granted under the Plan is 3,000,000 (ignoring Shares comprised in Options which are no longer capable of exercise without having been exercised). In the event of an Issue or Reorganization such number of Shares shall be adjusted for the purpose of the aforesaid limits in such manner as the Directors shall consider to be appropriate provided that the adjustment shall not have effect unless the Financial Advisors shall certify in writing that such adjustment is in their opinion fair and reasonable.

4.       GRANT OF OPTIONS

(a) The Directors may adopt such procedure as they think appropriate for the grant of Options. Options will normally only be granted within 42 days of the announcement of the Company's results for any financial period, but may be granted at other times if the Directors so decide.

(b) The Directors shall send the Participant an option certificate (which shall state the relevant Subscription Price) in respect of the Shares comprised in the Option.

(c) No Options may be granted under the Plan more than ten years after the date of adoption of the Plan by the Company.

5.       TERMS OF OPTIONS

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(a)      Non-transferability

         No Option granted under the Plan may be transferred, assigned, charged or otherwise alienated.

(b)      Period of Option and when Exercisable

         An Option shall be capable of being exercised, but subject as hereinafter provided, at any time following the earliest of:-

         (i)      the date three years from the Date of Grant thereof;

         (ii) the Participant ceasing to be in Employment by reason of his death, injury, disability, redundancy or Retirement;

         (iii) the occurrence of the circumstances permitting the exercise of Options mentioned in Rule 7 or 8 relating to change of control and voluntary winding-up

Provided that if the Participant ceases to be in Employment prior to the date three years from the Date of Grant in any circumstances other than those described in sub-paragraph (ii) above, including by reason of the Participating Company by which he is employed ceasing to be a member of the Group, the Directors may in their absolute discretion determine that the Option shall be capable of being exercised.

(c) Lapse of Option

An Option shall lapse to the extent that it has not been exercised by the earliest of:-

(i) the fifth anniversary of the Date of Grant thereof or, if the Participant dies within twelve months before the fifth anniversary of the Date of Grant, the expiry of twelve months from the date of his death;

(ii) the expiry of twelve months from the date on which the Participant ceases to be in Employment by reason of his death;

(iii) the expiry of six months from the date on which the Participant ceases to be in Employment by reason of his injury, disability, redundancy

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         or Retirement. Provided that in the event of the death within the said period of six months of a Participant who has ceased to be in Employment in the circumstances referred to in this sub-paragraph (iii) the Option shall not lapse, subject as provided in sub-paragraph (iv) or (v) of this paragraph, until the expiry of twelve months from the date of his death;

(iv)     the expiry of the period referred to in Rule 7(d);

(v) the expiry of the period during which the Option may be treated as having been exercised pursuant to Rule 8, in the event of a members' voluntary winding up of the Company;

(vi) the date on which the Participant ceases to be in Employment in any circumstances other than those referred to in sub-paragraphs (ii) and
         (iii) of this paragraph (c) of this Rule;

         Provided that

         (l) if the Participant ceases to be in Employment prior to the date three years from the Date of Grant and the Directors exercise their discretion pursuant to the proviso to paragraph
                  (b) of this Rule that the Option shall be capable of being exercised, the Option shall lapse on the expiry of such period as the Directors determine, not being later than the fifth anniversary of the Date of Grant,

         (2) if the Participant ceases to be in Employment in any circumstances not permitting the exercise of the Option more than three years after the Date of Grant (including by reason of the Participating Company by which he is employed ceasing to be a member of the Group) the Directors may permit the Option to be exercised during such period, expiring not later than the fifth anniversary of the Date of Grant, as they may determine; and

         (3) if the Participant ceases to be in Employment in any of the circumstances specified in Rule 5(b)(ii) the Directors may defer the lapse of his Option by such period as they determine, expiring not later than the fifth anniversary of the Date of Grant.

(d)      Manner of Exercise of Options

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         Subject as hereinbefore provided-an Option shall be exercised by notice in writing given by the Participant to the Company specifying that the Option is thereby exercised and the number of Shares in respect of which it is exercised and such notice shall be accompanied by the relevant option certificate and payment of the Subscription Prices of the Shares in respect of which the Option is exercised. Th-e

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         notice shall be in a form prescribed by or approved by the Directors and shall contain such declarations and undertakings by the Participant as the Directors may require.

         Within 30 days after receipt by the Company of such notice, certificate and payment (and subject to the provisions and the requirements of any applicable enactment or regulation) the Share in respect of which the Option has been exercised shall be allotted and a share certificate issued by the Company to the Participant. If the Directors so determine and subject to compliance with any registration or other requirements of US law the Directors may procure that an appropriate number of American Depositary Receipts may be provided to the Participant instead of the allotment of Shares to him and, if American Depositary Receipts are so provided, the Company may allot the equivalent Shares to the depositary. If notice of the exercise of the Option is received after the record date for payment of a dividend, the making of any other distribution or any offer by way of rights to the holders of Shares the allotment of Shares upon exercise shall be made upon terms that the Shares so allotted are not entitled to participate in the relevant dividend, rights or other distribution. An Option may be exercised in whole or in part and in the event of an Option being exercised in part only, the relevant option certificate shall be cancelled and a new option certificate for the balance shall be issued to the Participant.

(e)      Listing

         While any Option remains unexercised and has not lapsed the Directors shall keep available sufficient unissued Shares to satisfy outstanding Options. The Company shall apply to any investment exchange or other facility on which the Company's Shares shall at that time be listed, for an appropriate listing.

(f)      Rights on Dismissal

         In the event of his being dismissed by any Participating Company, a Participant shall not be entitled to damages by reason of any

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         cessation of or alteration to his rights or expectations under the Plan arising from such dismissal.

6.       ISSUE OR REORGANIZATION

         In the event of any Issue or Reorganization the number and/or class of Shares subject to Options. and/or the relevant Subscription Prices shall be adjusted in such manner as the Directors shall consider to be appropriate

         Provided that

         (1) the adjustment shall not have effect unless the Financial Advisors shall certify in writing that such adjustment is in their opinion fair and reasonable; and

         (2) the Subscription Price of a Share shall never be less than its nominal value.

7.       CHANGE OF CONTROL

         (a) If any persons together with persons controlled by or otherwise associated with or acting in concert with that person, comes to own beneficially more than fifty per cent. of the issued common share capital of the Company a Participant will, subject to paragraph 7(d) below, be entitled to exercise his option at any time during the period of six months following the time that such person (together with other persons as aforesaid) comes to own more than fifty per cent. of the issue common share capital of the Company.

         (b) If any person, together with persons controlled by or otherwise associated with or acting in concert with that person, comes to own 30 per cent. or more of the issued common share capital of the Company pursuant to an arrangement which was not approved in advance by the Directors, the Directors may allow Options to be exercised at any time during the period of six months following the time that such person (together with other persons as aforesaid) comes to own 30 per cent. or more of the issued common share capital of the Company.


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         (c)      The Company shall use all reasonable endeavors to procure that if a Participant is allotted Shares pursuant to the exercise of Options in accordance with paragraph (a) above then insofar as such Shares were not the subject of any general offer made by any of the persons referred to in paragraph (a) above the party by whom the general offer was made shall offer to acquire from the Participant all those Shares upon the same terms as Shares of the same class were acquired under the general offer.

         (d) If any person becomes entitled under Section 102 and/or 103 of the Companies Act 1981 of Bermuda to acquire any Shares (or would be so entitled but for the fact that there were no dissenting shareholders) the directors shall notify each Participant thereof forthwith upon becoming aware that such person is (or would be as aforesaid) so entitled and a Participant shall, be entitled to exercise all or any of the Options which he holds at any time during the period of three weeks following such notification, and upon the expiry of such period all unexercised Options will lapse.




8.       VOLUNTARY WINDING UP

         In the event of a members' voluntary winding up of the Company (other than for the purpose of reconstruction or amalgamation) a Participant may by notice in writing to the Company within ninety days after the commencement of the winding up (such notice being accompanied by the relevant option certificate and payment of the aggregate Subscription Price) elect to be treated as if the option had been exercised immediately before the commencement of the winding up. The Participant will then be entitled as at the commencement of the winding up and by virtue of the Option to which he is then entitled and in particular his rights under this Rule to prove in the winding up as a creditor of the Company for a sum equal to the amount he would have received as holder of the Shares to which he would have been entitled on exercise of the options held by him. Notwithstanding that such Participant shall not rank as a member of the Company he shall rank after all other creditors of the Company (other than other Participants entitled under this Rule) in the winding up. Subject thereto all Options shall lapse on a winding up of the Company.

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9.       ADMINISTRATION AND AMENDMENT

         (a) The Plan shall be administered under the direction of the Directors who may at any time and from time to time by resolution and without other formality amend the Rules in any respect Provided that:-

                  (i) no amendment shall operate to prejudice materially any rights already acquired by a Participant under the Plan;

                  (ii) no amendment which would materially modify the eligibility requirements of the Plan or which would materially increase the benefits available to Participants by virtue of:

                           (A)      the basis of calculation of the Subscription
                                    Price;

                           (B) the total number of Shares available for issue under the Plan under Rule 3 (except pursuant to the provisions of Rule 3);

                           (C)      the definition of "Issue or Reorganization";

                           (D) Rules 5, 6, 7 8 or this paragraph (a) of this Rule

                           may be made except by or with the prior approval of a Resolution of the Company in General Meeting.

         (b) The Directors may adopt supplemental rules governing the grant and/or exercise of Options and/or may grant Options subject to such additional terms and conditions as they consider expedient or desirable having regard to the circumstances including, without prejudice, local securities, tax or currency law or practice. The Directors may determine the currency in which Options shall be granted and/or exercised and may use such exchange rate as they consider appropriate for all or any of the Rules.

         (c) Subject to paragraph (e) below the Directors' decision on any matter concerning the Plan shall be final and binding.

         (d) The cost of the operation of the Plan (including but not limited to the costs relating to the issue of Shares upon the exercise of options) shall be borne by the Company.

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         (e)      In any matter in which they are required to act hereunder the
                  Financial Advisors shall be deemed to be acting as experts and not as arbitrators and, save for manifest error, their decision shall be final and binding.

         (f) All notices under the Plan shall be in writing and if to the Company or to a Participating Company shall be delivered to the Company or to such Participating Company as appropriate or sent by internal mail or telex or facsimile transmission or airmail (as the case may be) to their respective registered offices for the time being, and if to a Participant, shall be delivered personally or sent by internal mail or by telex or facsimile transmission or air mail (as the case may be) to the Participant at the address which he shall give to the Company for the purpose, or failing any such address to his last known place of abode. If a notice is sent by air mail, service thereof shall be deemed to be effected by properly addressing, prepaying and posting a letter containing the same to such address and shall be deemed to be served ninety-six hours after such posting. If a notice is sent by internal mail service thereof shall be deemed to be effected by properly addressing, prepaying and posting a letter containing the same and shall be deemed to be served 48 hours after such posting. If a notice is sent by telex or facsimile transmission it shall be deemed to be served 12 hours after transmission.

         (g)      The Plan shall be governed by the law of Bermuda.

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